                                                                  EXHIBIT 2.5

                                FACE OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO A SUCCESSOR BOOK-ENTRY DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.5 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO DURBAN ROODEPOORT DEEP, LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY, THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE SECURITIES EVIDENCED HEREBY, AND THE ORDINARY SHARES WHICH WILL BE REPRESENTED BY ADSS ISSUABLE UPON CONVERSION OF THE SECURITIES EVIDENCED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (a) IT IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") OR (b) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (a) TO DURBAN ROODEPOORT DEEP, LIMITED OR ANY SUBSIDIARY THEREOF, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (EXCEPT A SOUTH AFRICAN RESIDENT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (c) IN ACCORDANCE WITH RULE 144A TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON BEHALF OF THE SELLER REASONABLY BELIEVE IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (e) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF THE CASES (a) THROUGH (e) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER (AS APPLICABLE) ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                         DURBAN ROODEPOORT DEEP, LIMITED

                       6% SENIOR CONVERTIBLE NOTE DUE 2006

No. R-1                                                        U.S.$61,500,000

CUSIP No. 266597 AA 1

     Durban Roodepoort Deep, Limited, a corporation incorporated under the laws of the Republic of South Africa (herein called the "COMPANY", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns 102.5% of the principal sum of SIXTY ONE MILLION FIVE HUNDRED THOUSAND United States Dollars (U.S.$61,500,000) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S.$66 million in the aggregate at any time) by adjustments endorsed by the Trustee as defined below) on or before the fifth Business Day after November 12, 2006 and to pay interest on such principal amount, from November 12, 2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on May 12 and November 12 in each year (each, an "INTEREST PAYMENT DATE"), commencing May 12, 2003, at the rate of 6% per annum, until the principal hereof is due, and at the rate of 6.557% on any unpaid principal amount after November 12, 2006 until paid, and, to the extent permitted by law, on any unpaid interest amount after November 12, 2006 until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of May or the 1st day of November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Definitive Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Original Issue Discount will accrue from the date of issuance of this Security through November 12, 2006, or such earlier date upon which this Security is redeemed, repurchased or converted. Payments of principal and Original Issue Discount shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by wire transfer of same-day funds to a Dollar account maintained by the payee with a bank (except with respect to any portion of such principal and Original Issue Discount which the Company elects to repay in Ordinary Shares or ADSs, as provided herein and in the Indenture). Payment of interest on this

Security will be made by wire transfer of same-day funds to a Dollar account maintained by the payee with a bank.

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     All terms used in this Security which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.


                                     DURBAN ROODEPOORT DEEP, LIMITED


                                       By: /s/ Ian Murray
                                           --------------
                                       Name: Ian Murray
                                       Title: Chief Financial Officer
Attest:

/s/ Nicola Marguerite Malan
---------------------------
Name: Nicola Marguerite Malan
Title: Notary Public
                                       By: /s/ Mark Wellesley-Wood
                                           -----------------------
                                          Name Mark Wellesley-Wood
                                          Title: Chairman and Chief Executive
                                                 Officer
Attest:

/s/ Nicola Marguerite Malan
---------------------------
Name: Nicola Marguerite Malan
Title: Notary Public
                                       By: /s/ Maryna Eloff
                                           ----------------
                                          Name: Maryna Eloff
                                          Title: Group Company Secretary
Attest:

/s/ Nicola Marguerite Malan
---------------------------
Name: Nicola Marguerite Malan
Title: Notary Public

Dated: November 12, 2002

      This is one of the Securities referred to in the within-mentioned Indenture, and is entitled to the benefits of the Indenture.


                                    THE BANK OF NEW YORK, as Trustee


                                    By: /s/ Alison Mitchell
                                        -------------------
                                        Authorized Signatory

                               REVERSE OF SECURITY

     This Security is one of a duly authorized issue of securities of the Company designated as its "6% Senior Convertible Notes due 2006" (herein called the "SECURITIES"), limited in aggregate principal amount to U.S.$66 million, issued and to be issued under an Indenture, dated as of November 12, 2002 (herein called the "INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities will be senior, unsecured obligations of the Company and will rank PARI PASSU to all present and future indebtedness of the Company.

     No sinking fund is provided for the Securities.

     In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption; or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

     Notice to the Holders will be given not less than 30 nor more than 60 days prior to the applicable Redemption Date as provided in the Indenture.

     In any case where the due date for the payment of the principal of, accrued Original Issue Discount on or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, accrued Original Issue Discount or interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such due date.

     The Securities are subject to redemption at the option of the Company at any time on or after November 12, 2005, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at a redemption price equal to 100% of the principal amount of the Securities redeemed, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company may only exercise this option during this period if (1) the closing price of the Company's ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the ADSs may then be listed or otherwise in the over-the-counter market, as applicable) has exceeded 150% of the conversion price of the Securities then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately before the date of mailing of the notice of redemption and (2) the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Securities is effective and available for use, and the Company expects that such registration statement shall remain effective and available for use for 30 days following the Redemption Date, unless registration is no longer required.

     In the event that the Company is required to make any withholding or deduction for or on account of any taxes imposed by the Republic of South Africa (or any political subdivision or taxing authority thereof or therein) from any payment made under or with respect to the Securities, the Company shall pay such additional amounts of interest as may be necessary so that the net amount received by each Holder (including such additional amounts of interest) will not be less than the amount the Holder would have received had such taxes not been withheld or deducted; PROVIDED, HOWEVER, that no such additional amounts will be payable with respect to a payment made to a non-resident Holder if any of the conditions described in Section 13.1 of the Indenture are met.

     The Securities are subject to redemption at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, in cash in U.S. Dollars at a redemption price equal to 100% of the principal amount of the Securities, plus accrued Original Issue Discount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable to the Holders under the Indenture or with respect to the Securities, any additional amounts of interest as a result of any change in, or amendment to, the laws (or any regulations promulgated thereunder) of the Republic of South Africa (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after November 4, 2002; PROVIDED, HOWEVER, that the Company determines, in its business judgment, that the obligation to pay such additional amounts of interest cannot be avoided by the use of reasonable measures available to it (not including substitution of the obligor under the Securities). Any such redemption shall be effected in accordance with the provisions of Article 10 of the Indenture.

     Subject to and upon compliance with the provisions of Article 11 of the Indenture, at the option of the Holder thereof, any Security or any portion of the principal amount thereof (but not accrued Original Issue Discount thereon) that is U.S.$1,000 or an integral multiple of U.S.$1,000 may be converted into fully paid and nonassessable Ordinary Shares, or, at the election of the Holder, ADSs representing a like number of Ordinary Shares, at the initial conversion rate of 266.6667 Ordinary Shares per U.S.$1,000 principal amount of Securities (subject to adjustment pursuant to Section 11.4 of the Indenture), which is equivalent to an initial conversion price of approximately $3.75 per Ordinary Share. Such conversion right shall commence upon the original issuance of the Securities and expire at the close of business on November 12, 2006, subject, in the case of conversion of beneficial interests in any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises its right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

     A Holder of Securities shall not be entitled to any rights of a holder of Ordinary Shares or ADSs until such holder has converted such Security into Ordinary Shares or ADSs, and only to the extent that such Securities are deemed to have been converted into Ordinary Shares or ADSs under Article 11 of the Indenture.

     In order to exercise the conversion privilege, the Holder of a beneficial interest in a Global Security to be converted shall deliver to the Company, at any office or agency of the Company maintained for that purpose pursuant to
Section 9.2 of the Indenture, a duly signed and completed conversion notice substantially in the form set forth in EXHIBIT D of the Indenture stating that the Holder elects to convert such beneficial interest in the Global Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, whereupon the Company shall, as promptly as practicable but in any event within 14 days of its receipt of such duly signed and completed conversion notice, cause such conversion to occur in accordance with the customary procedures of the Book-Entry Depositary. Each beneficial interest in a Global Security so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof that has been called for redemption on a Redemption Date, or is to be repurchased on a Repurchase Date, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest and Liquidated Damages, if any, so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest and Liquidated Damages, if any, payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.7 of the Indenture, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Ordinary Shares issued upon conversion. The Company's delivery to the Holder of the number of Ordinary Shares (and cash in lieu of fractions thereof, as provided in the Indenture) into which a Security is convertible and any rights and warrants pursuant to
Section 11.4(13) of the Indenture will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

     Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.

     In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof.

     In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section
12.2 of the Indenture, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the Repurchase Date at the Repurchase Price (which, as provided in the Indenture, shall equal to 101% of the principal amount of the Securities called for redemption, plus accrued Original Issue Discount, plus accrued interest through the Repurchase Date); PROVIDED, HOWEVER, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to the terms hereof and the provisions of Section 3.7 of the Indenture. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 4 of the Indenture, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 12.2 of the Indenture, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to the Repurchase Price.

     At the option of the Company and upon notice to the Holders given not less than 40 trading days nor more than 60 trading days prior to the Maturity Date as provided in the Indenture, on or before the fifth Business Day immediately following the Maturity Date, the amount of 102.5% of the principal of the Securities (but not any interest accrued to the Maturity Date) due on the Maturity Date may, subject to the fulfillment by the Company of the conditions set forth in Section 3.12 of the Indenture, be paid, in whole or in part, by delivery of Ordinary Shares or ADSs or in a combination of cash and Ordinary Shares or ADSs having a fair market value equal to such amount due on the Maturity Date. The delivery of such Ordinary Shares or ADSs shall occur on or before the fifth Business Day following the Maturity Date.

     For purposes of the preceding two paragraphs, the fair market value of Ordinary Shares or ADSs shall be determined by the Company and shall be equal to 90% of the Volume Weighted Average Price of the Ordinary Shares or ADSs on The Nasdaq SmallCap Market (or, if not listed on The Nasdaq SmallCap Market, such other national securities exchange upon which the Ordinary Shares or ADSs may then be listed or otherwise in the over-the-counter market, as applicable) for each of the 30 consecutive trading days immediately preceding and including the third trading day prior to the Repurchase Date or date of repayment of 102.5% of the principal of the Securities.

     In the event of a redemption, repurchase, cancellation or conversion of this Security in part only, the principal amount of Securities evidenced by this Security shall be reduced by the principal amount so redeemed, repurchased, cancelled or converted. Thereafter, the Securities represented by this Security shall be the principal amount of Securities most recently entered by or on behalf of the Company in the relevant column in SCHEDULE A attached hereto.

     This Security may not be exchanged for Definitive Securities unless: (i) DTC notifies the Trustee that it is unwilling or unable to continue to hold such Global Securities, or if at any time DTC is unable to or ceases to be a clearing agency registered under the Exchange Act and a successor to DTC registered under the Exchange Act is not appointed by the Trustee at the written request of the Company within 120 days; (ii) an Event of Default under the Securities occurs, upon the receipt of the holder of a beneficial interest in the relevant Securities; or (iii) at any time the Company at its option and in its sole discretion determines that this Security should be exchanged (in whole but not in part) for Definitive Securities.

     Transfers of this Security shall be limited to transfers in whole, but not in part.

     If a holder of an interest in this Security wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may transfer such interest in accordance with the rules and operating procedures of DTC, Euroclear and Clearstream. Upon (a) notification to the Trustee by the custodian of this Security for DTC and the common depositary for Euroclear and Clearstream and (b) receipt by the Trustee of a certificate in the form of EXHIBIT F to the Indenture given by the holder of such interest, the transfer of interest from this Security to the Regulation S Global Security shall be effected by a reduction in the aggregate principal amount of Securities represented by this Security and the corresponding reduction or increase in the aggregate principal amount of Securities represented by the Regulation S Global Security.

     If an Event of Default (other than that specified in Section 5.1(6) or 5.1(7) of the Indenture) shall occur and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7) of the Indenture occurs, the principal of, and accrued interest on, all of the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, accrued Original Issue Discount or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Original Issue Discount on and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

     The Holder of this Security (including any person that has a beneficial interest in this Global Security) and the Ordinary Shares and ADSs issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of November 12, 2002, executed by the Company. Pursuant to the Registration Rights Agreement, Liquidated Damages may be payable to the Holders under the circumstances set forth therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, Original Issue Discount on or interest (including Additional Amounts, if any) on, or in respect of, this Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of this Security pursuant to the Registration Rights Agreement, and an express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made. Liquidated Damages, if any, shall be paid on a Damages Payment Date, as defined in the Registration Rights Agreement. If the Holder of this Security (including any person that has a beneficial interest in this Global Security) elects to sell this Security pursuant to the Registration Statement then, by its acceptance hereof, such Holder agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities, as defined in the Registration Rights

Agreement, which are the subject of such election. Upon the effectiveness of a registration statement or the Registration Statement and the sale or other transfer of a beneficial interest in this Security in connection therewith, the Company shall issue and upon receipt of an authentication order in accordance with the Indenture, the Trustee or its agent shall authenticate one or more Unrestricted Global Securities in an initial aggregate principal amount equal to the principal amount of the beneficial interest so transferred.

     Any beneficial interest in this Security that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in this Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures or conditions applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

     Interest payable in respect of any period which is not a full interest period will be calculated on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

     An incorporator or any past, present or future director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Holder shall waive and release all such liability. Such waiver and release is part of the consideration for the issue of this Security.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the conflicts of laws principles thereof.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

     The initial principal amount of this Security shall be U.S.$61,500,000. The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/    Decrease in         Increase in         Total Principal Amount    Notation made by or
Increase             Principal Amount    Principal Amount    Following such            on Behalf of Trustee
                                                             Decrease/Increase

__________________   __________________  __________________  ________________________  ________________________

__________________   __________________  __________________  ________________________  ________________________

__________________   __________________  __________________  ________________________  ________________________

__________________   __________________  __________________  ________________________  ________________________

__________________   __________________  __________________  ________________________  ________________________

__________________   __________________  __________________  ________________________  ________________________